Exhibit 99.3

MAGNUS INTERNATIONAL RESOURCES INC. COMPLETES
ACQUISITION OF AFRICAN MINERAL FIELDS INC.

Las Vegas, Nevada – May 3, 2007 – Magnus International Resources Inc. (“Magnus” or  the “Company”) (NASD OTC-BB: ‘MGNU’) announces that it has completed its acquisition of African Mineral Fields Inc. (“AMF”). AMF is now a subsidiary of Magnus. An expanded update on the exploration at AMF’s four Ugandan projects will be issued tomorrow, May 4, and an update on Magnus’ exploration plans for its Huidong project will follow on May 7.

Through the acquisition of African Mineral Fields Inc., Magnus has acquired a 100% interest in two gold projects, Lugazi and Mubende, and an exclusive option to acquire 100% interest in a further two gold properties, Mwerusandu and Mitoma, in Uganda.

Africa Mineral Fields’ four gold properties encompass a total of 1,996 sq. km and 14 licenses. An airborne magnetic and radiometric survey has just been completed on the Lugazi property and AMF anticipates commencing 5,000 metres of drilling, at depths of 50 to 250 metres, on 4 initial gold targets by July 2007.

The 4 initial planned drill targets comprise:

 - a 3 km long gold-in-soil and magnetic anomaly at Lugazi

 - a scorodite rich quartzite zone at the Mwerusandu project where visible gold was observed

 - two main soil anomalies at the Mitoma project

Magnus’ CEO, Graham Taylor commented, “The acquisition of AMF gives Magnus shareholders instant exposure to a significant land position in a mineral prospective country that has been relatively unexplored using modern techniques for the last three decades. The highly experienced exploration team of our joint venture partner, East African Mineral Resources (“EAMR”), commenced exploration activities in Uganda in early 2004. EAMR completed systematic geological and surface geochemical investigations in Uganda, focusing attention on major fault and structural zones that appear to control world-class gold deposit locations in the adjacent countries of Democratic Republic of Congo (“DRC”) and Tanzania. Those efforts generated the four projects acquired by AMF. AMF started funding the exploration activities in May 2006. It has advanced the projects significantly since that time as well as adding a new exploration license, covering 471 square km, to the Lugazi project.”

Mr. Taylor stated further, “We are excited about the potential of our Ugandan project portfolio and that we will be commencing a drilling program within the next several months. We are encouraged by the recent results at the Lugazi property identifying a significant 300 – 700m wide gold-in-soil anomaly more than 3 km long that is coincident with the southern margin of a magnetic zone, identified from the latest geophysics survey. In addition, 2 of the 3 major gold geochemical anomalies at Mitoma are being readied for drilling while the zone at Mwerusandu, where trenching identified a quartz outcrop with 20.4 grams per tonne of gold over 3.5m, is also being prepared.”

Under the acquisition, Magnus acquired all of the issued and outstanding shares of AMF in exchange for the issuance of an aggregate of six million common shares and 200,000 Series “B” preferred shares to the shareholders of AMF.  The Series “B” preferred shares are convertible into a maximum of two million Magnus common shares based on the properties of AMF developing a minimum of 250,000 resource category gold ounces.

FOUR UGANDAN GOLD EXPLORATION PROJECTS

Mwerusandu and Mitoma are located in the Karagwe-Ankolean Belt, believed to be the northern extension of the Kibaran gold belt. The Kibaran is an important metallogenic province hosting major gold, tin, tungsten, nickel and platinum deposits. The 400km wide belt is 1,500km long, trending north-northeastwards and originates in the Katanga region of southern Democratic Republic of Congo (“DRC”). In eastern DRC, the Kibaran hosts Banro Corporation’s recent gold discoveries at Namoya and Twangiza where a significant inferred resource has been announced. As the Kibaran belt passes through Rwanda and into south western Uganda, the name changes to the Karagwe-Ankolean Belt. This prospective tin-tungsten-gold terrain has seen only limited modern exploration to date.

AMF’s two other projects, Lugazi and Mubende, are also located in prospective and under-explored areas. Both projects are hosted by Precambrian meta-sedimentary and volcanic sequences of the Buganda-Toro System and granite gneisses, with younger intrusive granitoids. The Lugazi project has been developed to drill-ready stage through detailed soil geochemistry, airborne magnetics and radiometrics, and ground EM surveys. The Mubende project is surrounded by abundant gold and tungsten occurrences and small-scale gold alluvial workings.

AFRICAN MINERAL FIELDS EXPLORATION MANAGEMENT

Members of Magnus’ African exploration team have proven their ability to identify, acquire and cost-effectively develop, with industry-leading partners, promising overseas mineral properties that others have overlooked. With the specific expertise of Gavin Conway, Bruce Milne and his supporting team in Uganda, AMF is able to more rapidly and efficiently develop the potential of these properties.

Gavin Conway | Exploration Manager and Managing Director  Gavin Conway has 20 years worldwide experience in precious and base metals exploration and mining as a country manager, project manager, senior exploration geologist, geotechnical engineering geologist and mine geologist. Gavin held several of these positions with Gold Fields Ltd and more recently acted as a consultant to Placer Dome’s generative division in Europe and Africa. Mr. Conway has worked on a variety of projects in Africa, Asia, South America and Europe. He holds a BSc Honours in geology and geochemistry from the University of Cape Town and an MSc in geology from University of the Witwatersrand, Johannesburg.

Bruce Milne | Uganda Exploration and Country Manager  Mr. Milne is an experienced geologist with an excellent track record of discovery in Africa. He worked as country manager in Tanzania for Pangea and was a part of the team that discovered the Tulawaka, Golden Ridge and Buzwagi gold deposits where an aggregate of more than 5 million has now been proven up. Pangea was purchased by Barrick in June 2000. Mr. Milne has successfully managed exploration programs in Africa from reconnaissance through advanced drilling stages.

INVESTING IN THE UGANDAN MINERAL SECTOR

Uganda is developing a reputation as being a country where business can be conducted and investment made with integrity. A progressive and stable government has, through its economic reforms, developed a modern and transparent mining code based on the models of Ghana and Tanzania, two of Africa’s shining lights in terms of resource development. Uganda’s Mining Code of 2003 is structured to encourage investment in the mineral sector and provides a conducive legal, social and fiscal framework for the private sector to invest in the mining and exploration industry. Exploration is 100% tax deductible, and mining equipment has a zero-rate duty. The number of exploration licenses has increased to 220 from 50 since the new mining act came into effect.

The last major international mining house operating in Uganda was Falconbridge, which produced 16 million tonnes of copper from the Kilembe mine between 1956 and 1979. In the 1970’s, the corrupt government and resulting legacy of Idi Amin caused an exodus of foreign mining companies from Uganda.

Today, the mineral exploration and mining sector in Uganda is mostly comprised of smaller domestic operations and junior international companies. However, Rio Tinto has recently purchased a vermiculite mining project, indicating that the global mining corporations are once again taking a closer look at mineral projects in Uganda now that the political and investment climate has changed.

In December 2006, as part of its efforts to attract foreign exploration companies, the Ugandan Geological Survey began a $10.3-million airborne survey that will cover 80% of the country as part of a program to commercialize the country’s mineral resources. The project is being funded by the World Bank, the African Development Fund and the Nordic Development Fund.

For more information about Uganda and the mineral sector in the country please refer to the comprehensive “Opportunities for Mining Investment 2006 brochure” which can be found at www.ugandamining.com.

Uganda is self-sufficient in basic foodstuffs and the majority of the population practices subsistence farming. Coffee, cotton and tea are the major agricultural exports. Production from the mineral sector was most active between 1955 and 1979 and today this sector contributes less than one percent of GDP. However, due to forward-thinking government policies and a vibrant worldwide mineral sector, a renaissance in mining is expected and Uganda is gearing up for an exploration boom. After the political upheavals of the 1970’s and 1980’s, reconstruction of the economy began and, in 2004, the Economic Freedom Index rated Uganda to be the second freest economy in sub-Saharan Africa. The GDP estimate in 2006 was US$1,800 and GDP growth in 2006 was pegged at 5%.

MAGNUS GROWTH STRATEGY

Magnus’ goal is to maximize shareholder value by exploring and developing properties of merit in an efficient, effective manner that optimizes their value. The Company accomplishes this by creating strategic relationships with experienced and successful groups in the exploration and mining industries. In creating and maintaining these partnerships, Magnus creates joint ventures with partners capable of providing the knowledge, skill, and resources to advance projects through to successful production. Another principal objective is to minimize dilution and retain a substantial interest in each property. In doing so, the Company enables its shareholders to achieve maximum exposure to future profits while minimizing investment risk. Magnus’ skill in risk analysis and containment enables it to enter areas that others are either unwilling or unable to develop.

FOCUS AREAS

Magnus is focusing its African exploration effort in countries that are highly endowed with mineral wealth, are under-explored or still provide good opportunity for successful exploration, have favorable mineral resource development policies, and provide a good fit with the Company’s growth strategy. Magnus, through its wholly-owned subsidiary AMF, now has rights to four properties in Uganda but is actively seeking out additional opportunities. While its focus is currently being directed to Uganda, Magnus is evaluating new opportunities in Uganda and other parts of Africa that may fit the Company’s business plan.

About Magnus International Resources, Inc.

Magnus International Resources Inc. specializes in identifying, acquiring and developing precious and base metal properties. Magnus’ objective is to develop a balanced global portfolio of early-to-advanced stage projects. Magnus is currently focused on gold projects in China and Africa. Magnus retains a 90 percent interest in two Sino-foreign joint venture exploration projects, Huidong and Mangshi. The Huidong property is on trend with Southwestern Resources’ Boka project.  Through the acquisition of African Mineral Fields Inc., Magnus has acquired a 100% interest in two gold projects, and an exclusive option to acquire 100% interest in a further two properties in Uganda.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com and the African Mineral Fields’ website at www.africanmineralfields.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Magnus International Resources Inc.
Investor Relations
Mike Hartmann
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS   THIS NEWS RELEASE MAY INCLUDE "FORWARD-LOOKING STATEMENTS" REGARDING MAGNUS INTERNATIONAL RESOURCES, INC., AND ITS SUBSIDIARIES, BUSINESS AND PROJECT PLANS. SUCH FORWARD LOOKING STATEMENTS ARE WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED BY SUCH SECTIONS. WHERE MAGNUS EXPRESSES OR IMPLIES AN EXPECTATION OR BELIEF AS TO FUTURE EVENTS OR RESULTS, SUCH EXPECTATION OR BELIEF IS BELIEVED TO HAVE A REASONABLE BASIS. HOWEVER, FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED, PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO PRICE VOLATILITY OF GOLD AND OTHER METALS; CURRENCY FLUCTUATIONS; POLITICAL, OPERATIONAL, AND GOVERNMENTAL APPROVAL AND REGULATION RISKS IN CHINA AND CERTAIN AFRICAN COUNTRIES. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND OTHER FACTORS, PLEASE SEE "RISK FACTORS" IN OUR FORM 10-K FOR OUR MOST RECENTLY COMPLETED FISCAL YEAR, ON FILE WITH THE SEC AT WWW.SEC.GOV. THIS DOCUMENT ALSO CONTAINS INFORMATION ABOUT ADJACENT PROPERTIES ON WHICH MAGNUS HAS NO RIGHTS TO EXPLORE OR MINE. INVESTORS ARE CAUTIONED THAT MINERAL DEPOSITS ON ADJACENT PROPERTIES ARE NOT NECESSARILY INDICATIVE OF MINERAL DEPOSITS ON MAGNUS' PROPERTIES.